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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM 8-A
                         ------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            PEROT SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                   75-2230700
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       12404 Park Central Drive
           Dallas, Texas                                 75251
(Address of principal executive offices)               (Zip Code)

    If this form relates to the                  If this form relates to the
registration of a class of securities            registration of a class of
  pursuant to Section 12(b) of the             securities pursuant to Section
   Exchange Act and is effective              12(g) of the Exchange Act and is
  pursuant to General Instruction              effective pursuant to General
 A.(c), please check the following           Instruction A.(c), please check the
             box. [X]                                 following box. [ ]

  Securities Act registration statement file number to which this form relates:
                                   333-60755

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on
     to be so registered                    which each class is to be registered

    Class A Common Stock,                         New York Stock Exchange
  $.01 par value per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (title of class)
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Item 1.  Description of Securities to be Registered.

         For a description of the Registrant's Class A Common Stock, $0.01 par value, see "Description of Capital Stock" contained in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-1, Registration No. 333-60755, originally filed with the Securities and Exchange Commission on August 5, 1998 under the Securities Act of 1933, as amended, including all amendments to such Registration Statement. Such description in the Registration Statement and in the final form of Prospectus to be filed pursuant to Rule 424(b) is incorporated herein by this reference.

Item 2.  Exhibits.

           EXHIBIT
           NUMBER                   DESCRIPTION


           4.1*               --Specimen of Class A Common Stock Certificate

           4.2*               --Form of Rights Agreement

           4.3*               --Form of Certificate of Designation,
                                Preferences, and Rights of Series A Junior
                                Participating Preferred Stock (included as
                                Exhibit A-l to the Rights Agreement)

           4.4*               --Form of Certificate of Designation,
                                Preferences, and Rights of Series B Junior
                                Participating Preferred Stock (included as
                                Exhibit A-2 to the Rights Agreement)



* Incorporated by reference to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-60755, as filed with the Securities and Exchange Commission on January 7, 1999 under the Securities Act of 1933, as amended, to the exhibit of the same number except as otherwise indicated.
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SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    January 20, 1999

                                       PEROT SYSTEMS CORPORATION
                                       (Registrant)



                                       By:  /s/ Peter Altabef
                                            ------------------------------------
                                            Peter Altabef
                                            Vice President, General Counsel, and
                                            Secretary



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                               INDEX TO EXHIBITS

           EXHIBIT
           NUMBER                   DESCRIPTION

           4.1*               --Specimen of Class A Common Stock Certificate

           4.2*               --Form of Rights Agreement

           4.3*               --Form of Certificate of Designation,
                                Preferences, and Rights of Series A Junior
                                Participating Preferred Stock (included as
                                Exhibit A-l to the Rights Agreement)

           4.4*               --Form of Certificate of Designation, Preferences,
                                and Rights of Series B Junior Participating
                                Referred Stock (included as Exhibit A-2 to the
                                Rights Agreement)


* Incorporated by reference to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-60755, as filed with the Securities and Exchange Commission on January 7, 1999 under the Securities Act of 1933, as amended, to the exhibit of the same number except as otherwise indicated.